                                                                     EXHIBIT 4.2
                                                                     -----------
                              EXELON CORPORATION

                         1989 LONG-TERM INCENTIVE PLAN
                         -----------------------------

            (As amended and restated effective October [__], 2000)

     PECO Energy Company ("PECO") originally established the PECO Energy Company 1989 Long-Term Incentive Plan (the "Plan"). The outstanding shares of PECO were subsequently exchanged with shares of Exelon Corporation ("Exelon" or the "Company") causing Exelon to become PECO's parent (the "Share Exchange"). Immediately thereafter, Unicom Corporation merged with and into Exelon (the "Merger"). In connection with the Share Exchange and Merger, Exelon assumed sponsorship of the Plan and changed the Plan's name to the Exelon 1989 Long-Term Incentive Plan.

     The purpose of the Plan is to encourage designated key employees of Exelon and its subsidiaries to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

     1.   Administration.
          --------------

     (a)  Committee.  The Plan shall be administered and interpreted by a
          ---------
committee (the "Committee") appointed by the Board of Directors of Exelon (the "Board"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b)  Committee Authority.  The Committee shall have the sole authority to
          -------------------
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability (iv) amend the terms of any previously issued Grant, and (v) deal with any other matters arising under the Plan.

     (c)  Committee Determinations.  The Committee shall have full power and
          ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.   Grants.
          ------

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 ("Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), performance units as described in Section 8 ("Performance Units"), performance shares as described in Section 8 ("Performance Shares"), phantom stock as described in Section 9 ("Phantom Stock"), and dividend equivalents as described in Section 10 ("Dividend Equivalents") (hereinafter collectively referred to as "Grants").
All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3.   Shares Subject to the Plan.
          --------------------------

     (a)  Shares Authorized. Subject to the adjustment specified in Section 3(c)
          -----------------
below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is sixteen million, subject to the adjustment specified in Section 3(c) below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any shares of Restricted Stock, Performance Units, Performance Shares, or Phantom Stock are forfeited, the shares (if any) subject to such Grants shall again be available for purposes of the Plan.

     (b)  Individual Limit.  During any calendar year, no individual may be
          ----------------
granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than five hundred thousand shares of Company Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Company Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Company Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Company Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Company Stock or cash must not exceed either limitation.

     With respect to Grants, the value of which is not based on the Fair Market Value of Company Stock, no individual may receive during any calendar year cash or shares of Company

Stock with a Fair Market Value at date of settlement that, in the aggregate, exceeds two million dollars.

     (c)  Adjustments. If there is any change in the number or kind of shares of
          -----------
Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

     4.   Eligibility for Participation.
          -----------------------------

     (a)  Eligible Persons.  All key employees of Exelon and its Subsidiaries
          ----------------
("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Employees shall not be eligible to participate in the Plan. "Subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, at least 50% of the of the combined voting power of all classes of stock entitled to vote.

     (b)  Selection of Grantees.  The Committee shall select the Employees to
          ---------------------
receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Employees who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

     5.   Granting of Options.
          -------------------

     (a)  Number of Shares.  The Committee shall determine the number of shares
          ----------------
of Company Stock that will be subject to each Grant of Options.

     (b)  Type of Option and Price.
          ------------------------

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) The Fair Market Value per share shall be the closing sale price of a share of Company Stock on the composite tape of New York Stock Exchange, or if there is not such sale on the relevant date, then on the last previous day on which a sale was reported.

     (c)  Option Term.  The Committee shall determine the term of each Option.
          -----------
The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d)  Exercisability of Options.  Options shall become exercisable in
          -------------------------
accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e)  Termination of Employment, Disability, or Death.
          -----------------------------------------------

          (i) If Grantee's employment by the Company terminates by reason of Retirement, death, or Disability, then on the date of such Retirement, death, or Disability, such Option shall, notwithstanding Section 5(e)(i) hereof, become exercisable as to all of the shares of Company Stock remaining subject to such Option and may (1) in the cases of Retirement or Disability, be exercised by such Grantee or his or her legal representative, Successor Grantee, or permitted transferees, as the case may be, until the last day of the term of the Option or
(2) in the case of death, be exercised by such Grantee's legal representative, Successor Grantee, or permitted transferees, as the case may be, until 11:59 p.m. (Chicago time) on the third anniversary of the date the of death; provided, however, that in any case such exercisability is conditioned upon such Grantee's or his or her legal representative's, Successor Grantee's, or permitted transferees', as the case may be, continued "acceptable conduct," as determined by the Committee in its sole discretion. For purposes of the foregoing, "acceptable conduct" shall mean without limitation, refraining from engaging in activities which (i) are competitive to the business of the Company or its subsidiaries, (ii) promote or assist competitors of the Company or its subsidiaries, or (iii) reflect negatively on the Company, its subsidiaries, or any of their directors, officers, employees, or agents.

          (ii) If Grantee's employment is terminated by the Company for Cause or by the Optionee (other than Retirement or for Good Reason following a Change in Control), such Grantee's Option shall expire on the effective date of such termination of employment and shall not thereafter be exercisable.

          (iii) Except as provided in section 5(e)(iv), if Grantee's employment by the Company terminates for any reason other than Retirement, death, or Disability, or as specified in Section 5(e)(ii), such Grantee's Option shall be exercisable only to the extent it is exercisable on the effective date of such termination of employment and may thereafter be exercised by such Grantee or his or her legal representative until and including the earlier to occur of (i) the date which is three months after the effective date of such termination of employment and (ii) the last day of the term of the Option.

          (iv) Notwithstanding any provision of the Plan or any Grant Instrument to the contrary, if within 24 months following a Change in Control, Grantee's employment is terminated (i) by the Company other than for Cause, or
(ii) by the Grantee for Good Reason, outstanding Options shall immediately become fully exercisable; provided however, that a termination of employment with the Company or a subsidiary thereof and immediate reemployment by an entity which purchases or otherwise acquires Company assets shall not be a termination of employment within the meaning of this Section 5(e)(iv).

          (v)   For purposes of this Section 5(e) and Sections 6, 7 and 8:

                (A)  "Change in Control" shall mean:

                     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of Company Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the

                          Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
                          (iii) of subsection (3) of this Section 5(e)(v)(A); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                     (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                     (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis) other than in connection with an arrangement resulting in the continued utilization of such assets by the Company (a "Corporate Transaction"): excluding however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly (in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities as the case may
                          be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                     (4) the approval by the shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of Commonwealth Edison by the Company or any affiliate thereof.

                (B) "Company" shall mean the Company and its Subsidiary corporations.

                (C)  "Cause" means:

                     (1) the Grantee's willful commission of acts or omissions which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company or any of its affiliates;

                     (2) the Grantee's conviction (including a plea of guilty or nolo contendre) of a felony or any crime of fraud, theft, dishonesty or moral turpitude; or,

                     (3) the Grantee's material violation of any statutory or common law duty of loyalty to the Company or any of its affiliates.

                (D) "Disability" shall have the meaning specified in any long term disability plan or arrangement maintained by the Company or, if no such plan or arrangement is then in effect, as determined by the Committee.

                (E)  "Good Reason" means the occurrence of any of the following:

                     (1) the failure to maintain the Grantee in the office or position or in a substantially equivalent office or position, held by the Grantee immediately prior to Change in Control;

                     (2) a material adverse alteration in the nature or scope of the Grantee's position, duties, functions, responsibilities or authority;

                     (3) a material reduction of the Grantee's salary, incentive compensation or benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives of the Company and its subsidiaries of any successor entity;

                     (4) a determination by the Grantee, made in good faith, that, as a result of Change in Control, the Grantee is substantially unable to perform, or that there has been a material reduction in any of the Grantee's duties, functions, responsibility or authority;

                     (5) the failure of any successor to the Company to assume any agreement or arrangement made with respect to a Grantee which provides benefits in the event of a Change in Control, or a material breach of any such agreement or arrangement by the Company or its successor;

                     (6) a relocation of more than 50 miles of (i) the Grantee's workplace, or (ii) the principal offices of the Company (if such offices are the Grantee's workplace), in each case without consent of the Grantee; or

                     (7) a requirement of at least 20% more business travel than was required of the Grantee prior to Change in Control.

                (F) "Retirement" shall mean retirement from the employment of the Company on or after attaining the minimum age specified for early or normal retirement in any then effective retirement policy of the Company, after a minimum of ten years employment with the Company.

     (f)  Exercise of Options.  A Grantee may exercise an Option that has become
          -------------------
exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase, at Fair Market Value as of the date of exercise of the Option or the date of grant of such additional Options, whichever is later, for a term equal to the unexpired term of the exercised Option, a number of shares of Company Stock equal to the sum of the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any withholding taxes.

     (g)  Limits on Incentive Stock Options.  Each Incentive Stock Option shall
          ---------------------------------
provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or Subsidiary, exceeds one hundred thousand dollars, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

     (h)  Dividend Equivalents.  The Committee may grant dividend equivalents in
          --------------------
connection with Options granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     6.   Restricted Stock Grants.
          -----------------------

     The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

     (a)  General Requirements.  Shares of Company Stock issued or transferred
          --------------------
pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b)  Number of Shares.  The Committee shall determine the number of shares
          ----------------
of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

     (c)  Requirement of Employment. If the Grantee ceases to be employed by the
          -------------------------
Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee's last day of employment, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, accelerate the termination of the restrictions for all or a portion of such Restricted Stock as it deems appropriate.

     (d)  Restrictions on Transfer and Legend on Stock Certificate.  During the
          --------------------------------------------------------
Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The

Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

     (e)  Right to Vote and to Receive Dividends.  Unless the Committee
          --------------------------------------
determines otherwise, during the Restriction Period the Grantee shall not have the right to vote shares of Restricted Stock. During the Restriction Period the Grantee shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     (f)  Lapse of Restrictions.  All restrictions imposed on Restricted Stock
          ---------------------
shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may terminate the restrictions, as to any or all Restricted Stock Grants, without regard to any Restriction Period.

     7.   Stock Appreciation Rights.
          -------------------------

     (a)  General Requirements.  The Committee may grant SARs to a Grantee
          --------------------
separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

     (b)  Tandem SARs. In the case of tandem SARs, the number of SARs granted to
          -----------
a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c)  Exercisability.  An SAR shall be exercisable during the period
          --------------
specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) and a

Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d)  Value of SARs.  When a Grantee exercises SARs, the Grantee shall
          -------------
receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock, or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e)  Form of Payment.  The Committee shall determine whether the
          ---------------
appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

     8.   Performance Units and Performance Shares.
          ----------------------------------------

     (a)  General Requirements.  The Committee may grant Performance Units or
          --------------------
Performance Shares to a Grantee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/Shares.

     (b)  Performance Period and Performance Goals.  When Performance
          ----------------------------------------
Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units/Shares ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate.

     (c)  Payment with respect to Performance Units/Shares.  At the end of each
          ------------------------------------------------
Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

     (d)  Requirement of Employment. If the Grantee ceases to be employed by the
          -------------------------
Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units/Shares shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.

     9.   Phantom Stock.
          -------------

     (a)  General Requirements.  The Committee may grant Phantom Stock to a
          --------------------
Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b)  Value of Phantom Stock.  The Committee shall establish the initial
          ----------------------
value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Company Stock.

     (c)  Dividend Equivalents.  The Committee may grant dividend equivalents in
          --------------------
connection with Phantom Stock granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     (d)  Form and Timing of Payment.  The Committee shall determine whether the
          --------------------------
Phantom Stock shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Company Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Company Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.

     (e)  Requirement of Employment. If the Grantee ceases to be employed by the
          -------------------------
Company prior to becoming vested or otherwise entitled to payment, the Grantee's Phantom Stock shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     10.  Dividend Equivalents.
          --------------------

     (a)  General Requirements.  The Committee may grant Dividend Equivalents to
          --------------------
a Grantee in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as shall be determined by the Committee. Each Dividend Equivalent shall represent the right to receive an amount in cash, or shares of Company Stock having a Fair Market Value, equal to the amount of dividends paid on one share of Company Stock during such period as may be established by the Committee.

     (b)  Form and Timing of Payment. Dividend Equivalents may be paid currently
          --------------------------
or accrued as contingent cash obligations, upon such terms as the Committee may establish. The Committee shall determine whether Dividend Equivalents shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. The number of any shares of Common Stock payable in satisfaction of Dividend Equivalents shall be determined by dividing the amount credited to the Grantee with respect to such Dividend Equivalents by the Fair Market Value on the day instructions are given to the Company's Treasurer or transfer agent to issue or purchase such shares. Cash shall be delivered in lieu of any fractional shares. Payment shall be made at such times as determined by the Committee at the time of grant.

     (c)  Requirement of Employment. If the Grantee ceases to be employed by the
          -------------------------
Company prior to becoming entitled to payment, the Grantee's Dividend Equivalents shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     11.  Withholding of Taxes.
          --------------------

     (a)  Required Withholding.  All Grants under the Plan shall be subject to
          --------------------
applicable federal (including FICA), state, and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b)  Election to Withhold Shares.  If the Committee so permits, a Grantee
          ---------------------------
may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Performance Units, Performance Shares, Phantom Stock, or Dividend Equivalents, any of which is paid in Company Stock, by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     12.  Transferability of Grants.
          -------------------------

     (a)  Nontransferability of Grants.  Except as provided below, only the
          ----------------------------
Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee

("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b)   Transfer of Nonqualified Stock Options. Notwithstanding the
           --------------------------------------
foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     13.   Grants Subject to Code Section 162(m).
           -------------------------------------

     (a)   Performance Based Grants.  Any Grant to a Grantee who is a "covered
           ------------------------
employee" within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as "qualified performance-based compensation" within the meaning of Code
Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 13(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or within 90 days after commencement of ) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section
162(m)(4)(C) of the Code and regulations thereunder.   Performance goals may
differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.

     (b)   Business Criteria. Unless and until the Committee proposes for
           -----------------
shareholder approval and the Company's shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):

     (i)   Total shareholder return
     (ii)  Stock price increase
     (iii) Dividend payout as percentage of net income
     (iv)  Return on equity
     (v)   Return on capital
     (vi) Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

     (vii)   Economic value added
     (viii)  Cost per kilowatt hour
     (ix)    Market share
     (x)     Customer/employee satisfaction as measured by survey instruments
     (xi)    Earnings per share
     (xii)   Revenue
     (xiii)  Workforce diversity
     (xiv)   Safety
     (xv)    Personal performance
     (xvi)   Productivity measures
     (xvii)  Diversification of business opportunities
     (xviii) Price to earnings ratio
     (xix)   Expense ratios
     (xx)    Total expenditures
     (xxi)   Completion of key projects

     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

     14.     Deferrals.
             ---------

     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the exercise of any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares, or the vesting or satisfaction of any terms applicable to Phantom Stock or Dividend Equivalents. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

     15.     Requirements for Issuance or Transfer of Shares.
             -----------------------------------------------

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

     16.   Amendment and Termination of the Plan.
           -------------------------------------

     (a)   Amendment.  The Compensation Committee of PECO may amend or terminate
           ---------
the Plan at any time prior to the date of Merger. Effective as of the date of Merger, the Compensation Committee of the Board of Directors of Exelon shall have the exclusive authority to amend or terminate the Plan at any time.
Neither the Committee nor Exelon shall amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code or the rules of any stock exchange on which Company Stock is listed.

     (b)   Termination of Plan.  Prior to the date of Merger, the Plan shall
           -------------------
terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Compensation Committee of PECO or is extended by the Compensation Committee of PECO with the approval of the shareholders. Effective as of the date of Merger, the Compensation Committee of the Board of Directors of Exelon shall the exclusive authority to shorten the term of the Plan or extend its term with the approval of Exelon's shareholders.

     (c)   Termination and Amendment of Outstanding Grants.  A termination or
           -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d)   Governing Document.  The Plan shall be the controlling document.  No
           ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     17.   Funding of the Plan.
           -------------------

     This Plan shall be unfunded. Exelon shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     18.   Rights of Participants.
           ----------------------

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Employee or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     19.   No Fractional Shares.
           --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     20.   Headings.
           --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     21.   Effective Date of the Plan.
           --------------------------

     This Plan was originally effective in 1989, as approved by the shareholders of the Company on April 12, 1989. The Board of Directors of PECO and PECO's shareholders approved the extension of the Plan effective April 19, 1997 and such date shall be the effective date of the Plan for purposes of future Grants of Incentive Stock Options and other Grants hereunder, and for purposes of termination of the Plan in accordance with Section 16(b) hereof.

     22.   Miscellaneous.
           -------------

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its Subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b)   Compliance with Law.  The Plan, the exercise of Options and SARs, and
           -------------------
the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 21(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c)   Governing Law. The validity, construction, interpretation, and effect
           -------------
of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.